UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 28, 2004

ADVANCED MATERIALS GROUP, INC.

(Exact name of registrant as specified in its Charter)

Nevada	0-16401	33-0215295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20211 S. Susana Road, Rancho Dominguez, California		90221
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 537-5444

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.             OTHER EVENTS AND REQUIRED FD DISCLOSURE

On May 28, 2004 Advanced Materials Group, Inc., a Nevada corporation, (“ADMG”), negotiated a settlement agreement with two former employees and Wilshire Technologies, LLC. That agreement was executed and filed with the court on June 3, 2004.  The lawsuit that was filed by ADMG, in the Superior Court of California, County of Orange on April 29, 2003 in conjunction with a liability that ADMG had assumed in a business combination in 1992.  Hiram Johnson (“Johnson”) and Steve Scibelli (“Scibelli”), two parties in the lawsuit, were former employees who had received deferred compensation payments from ADMG.  According to documents filed with the court, Wilshire Technologies, LLC was to assume the payments once ADMG had reached a previously set cap of $1,900,000.  ADMG made monthly payments aggregating approximately $8,000 to the two former employees in conjunction with the assumed liability.  As of March 2003, ADMG had ceased making payments to these individuals, as ADMG believed it had fulfilled its obligation.  As of February 29, 2004, ADMG had a reserve for retirement benefits to former employees of $1,224,000.  Under the settlement, ADMG agreed to pay Wilshire Technologies, LLC an aggregate of $250,000 in exchange for a release for ADMG from all parties in any and all future deferred compensation obligations and ADMG agreed to dismiss the lawsuit.  Wilshire Technologies, LLC agreed to assume all payments to Johnson and Scibelli going forward, and Scibelli and Johnson agreed to look solely to Wilshire Tecnologies, LLC for payment.  The reserve (minus the settlement amount) will be released and be recorded as income to ADMG in its financial statements.

ITEM 7.             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)          Financial Statements of Businesses Acquired. Not applicable.

(b)         Pro Forma Financial Information. Not applicable.

(c)          Exhibits.

99                               Settlement Agreement and Mutual Release dated June 3, 2004 among Advanced Materials Group, Inc. and Wilshire Technologies, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 8, 2004	ADVANCED MATERIALS GROUP, INC.

		By:	/s/ Robert E. Delk
Robert E. Delk
Chief Executive Officer

INDEX TO EXHIBITS

FILED WITH THIS REPORT ON FORM 8-K

Exhibit No.	Description

99	Settlement Agreement and Mutual Release dated June 3, 2004 among Advanced Materials Group, Inc. and Wilshire Technologies, LLC.